UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2016, Stratus Block 21, LLC (“Block 21”), a wholly-owned subsidiary of Stratus Properties Inc. (“Stratus”), as borrower, and Goldman Sachs Mortgage Company (“Goldman Sachs”), as lender, entered into a term loan agreement, a promissory note and related loan documents (collectively, the “Goldman Sachs Loan Documents”) which provides for a $150 million, ten-year, non-recourse loan (the “Goldman Sachs Loan”) to refinance the W Austin Hotel & Residences project, a 36-story mixed-use development in downtown Austin, Texas, anchored by a W Hotel & Residences.

The Goldman Sachs Loan accrues interest at 5.58 percent per annum and matures on January 6, 2026. Block 21’s obligations under the Goldman Sachs Loan are secured by all assets owned from time to time by Block 21. Additionally, certain obligations of Block 21 under the Goldman Sachs Loan are guaranteed by Stratus, including environmental indemnification and other customary carve-out obligations.

The Goldman Sachs Loan contains customary covenants and other restrictions. Goldman Sachs may declare any amount outstanding under the Goldman Sachs Loan to be immediately due and payable during the continuance of certain customary events of default by Block 21. In connection with any acceleration of the Goldman Sachs Loan, Block 21 must pay a yield maintenance premium in the amount of at least three percent of the amount of indebtedness prepaid. Prepayment of the Goldman Sachs Loan is not permitted except for (1) certain prepayments resulting from casualty or condemnation and (2) prepayment of the Goldman Sachs Loan in whole within 90 days of the maturity date upon at least 30 days prior written notice.

Approximately $129.9 million of the proceeds from the Goldman Sachs Loan were used to fully repay Block 21’s existing obligations under the term loan by and between Block 21 and Bank of America, N.A., as administrative agent on behalf of the participating lenders, dated September 30, 2013, as amended September 28, 2015, which was terminated effective January 5, 2016. In addition, the $20.0 million term loan under the Comerica credit facility was paid in full effective January 7, 2016, with proceeds from the Goldman Sachs Loan.

The foregoing summary of the Goldman Sachs Loan Documents does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the term loan agreement and promissory note, which are filed as exhibits hereto and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Stratus issued a press release dated January 11, 2016, announcing that on January 5, 2016, it completed the refinancing of its W Austin Hotel & Residences and Austin City Limits Live at the Moody Theater mixed-use development in downtown Austin, Texas. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report on Form 8-K are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: January 11, 2016

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Loan Agreement, dated January 5, 2016, between Stratus Block 21, LLC, as borrower, and Goldman Sachs Mortgage Company, as lender.
10.2	Promissory Note, dated January 5, 2016, between Stratus Block 21, LLC and Goldman Sachs Mortgage Company.
99.1	Press Release dated January 11, 2016, titled “Stratus Properties Inc. Completes Refinance of W Austin Property.”